BLOOM SCHON CPAs LLC
ACCOUNTANTS | ADVISORS

July 18, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street Northeast
Washington, D.C. 20549-2000

Re: Mercari Communications Group, Ltd.
Commission File No. 0-17284

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated July 18, 2017 of Mercari Communications Group, Ltd. ("the Registrant") and we agree with the statements concerning our Firm in the second and third paragraph of Item 4.01(a)

We have no basis to agree or disagree with any other statement of the Registrant contained in Item 4.01.

Very truly yours,

BloomSchon CPAs LLC

BloomSchon CPAs LLC

500 North Broadway, Suite 145, Jericho, NY 11753 T 516.626.3992 F 516.626.3936 bloomschoncpas.com